- -----------------------------------------------------------------------------


                     AGREEMENT AND PLAN OF REORGANIZATION

                                    AMONG

                       MERCANTILE BANCORPORATION INC.,
                           A MISSOURI CORPORATION

                                     AND

                  MERCANTILE BANCORPORATION OF ILLINOIS INC.
                           A MISSOURI CORPORATION

                                     AND

                                  WEDGE BANK,
                            AN ILLINOIS STATE BANK

                                     AND

                          THE WEDGE HOLDING COMPANY,
                           AN ILLINOIS CORPORATION


- -----------------------------------------------------------------------------

                        TABLE OF CONTENTS
                        -----------------
                                                             Page
                                                             ----
Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                            ARTICLE I
                            ---------

                  THE ACQUISITION TRANSACTIONS

     1.01      The Acquisition Transactions. . . . . . . . . .  2
     1.02      Closing . . . . . . . . . . . . . . . . . . . .  2
     1.03      Method of Effecting Merger and
               Effective Time. . . . . . . . . . . . . . . . .  3
     1.04      Charter and By-Laws . . . . . . . . . . . . . .  3
     1.05      Board of Directors and Officers . . . . . . . .  3
     1.06      Additional Actions. . . . . . . . . . . . . . .  3
     1.07      Conversion of Securities. . . . . . . . . . . .  4
     1.08      Exchange Procedures . . . . . . . . . . . . . .  4
     1.09      Dissenting Shares . . . . . . . . . . . . . . .  6
     1.10      No Fractional Shares. . . . . . . . . . . . . .  7
     1.11      Transfer Restrictions; Closing of
               Stock Transfer Books. . . . . . . . . . . . . .  7
     1.12      Anti-Dilution . . . . . . . . . . . . . . . . .  7

                           ARTICLE II
                           ----------

            REPRESENTATIONS AND WARRANTIES OF SELLERS

     2.01      Organization and Authority. . . . . . . . . . .  8
     2.02      Corporate Authorization; Records. . . . . . . .  8
     2.03      Subsidiaries. . . . . . . . . . . . . . . . . . 10
     2.04      Capitalization of Wedge Bank. . . . . . . . . . 10
     2.05      Financial Statements. . . . . . . . . . . . . . 10
     2.06      Reports . . . . . . . . . . . . . . . . . . . . 11
     2.07      Title to and Condition of Assets. . . . . . . . 12
     2.08      Real Property . . . . . . . . . . . . . . . . . 12
     2.09      Contracts . . . . . . . . . . . . . . . . . . . 13
     2.10      Absence of Defaults . . . . . . . . . . . . . . 15
     2.11      Absence of Undisclosed Liabilities. . . . . . . 16
     2.12      Allowance for Loan and Lease Losses;
               Non-performing Assets . . . . . . . . . . . . . 16
     2.13      Taxes.. . . . . . . . . . . . . . . . . . . . . 17
     2.14      Material Adverse Change . . . . . . . . . . . . 17
     2.15      Litigation and Other Proceedings. . . . . . . . 17
     2.16      Governmental Compliance . . . . . . . . . . . . 18
     2.17      Labor . . . . . . . . . . . . . . . . . . . . . 19
     2.18      Interests of Certain Persons. . . . . . . . . . 19
     2.19      Employee Benefit Plans. . . . . . . . . . . . . 19
     2.20      Conduct of Wedge Holding's and Wedge
               Bank's Businesses to Date . . . . . . . . . . . 20
     2.21      Registration Statement, etc.. . . . . . . . . . 21

                                    - i -

                                                             Page
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
     2.22      Brokers and Finders; Other
               Liabilities . . . . . . . . . . . . . . . . . . 21

                           ARTICLE III
                           -----------

    REPRESENTATIONS AND WARRANTIES OF THE MERCANTILE ENTITIES

     3.01      Organization and Authority. . . . . . . . . . . 22
     3.02      Authorization . . . . . . . . . . . . . . . . . 22
     3.03      Capitalization of Mercantile. . . . . . . . . . 23
     3.04      Mercantile Financial Statements . . . . . . . . 24
     3.05      Reports . . . . . . . . . . . . . . . . . . . . 24
     3.06      Material Adverse Change . . . . . . . . . . . . 25
     3.07      Registration Statement, Proxy
               Statement etc.. . . . . . . . . . . . . . . . . 25
     3.08      Brokers and Finders . . . . . . . . . . . . . . 25
     3.09      Legal Proceedings or Other Adverse
               Facts . . . . . . . . . . . . . . . . . . . . . 26

                           ARTICLE IV
                           ----------

        CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

     4.01      Conduct of Businesses Prior to the
               Effective Time. . . . . . . . . . . . . . . . . 26
     4.02      Forbearances of Wedge Holding and
               Wedge Bank. . . . . . . . . . . . . . . . . . . 26
     4.03      Forbearances of the Mercantile
               Entities. . . . . . . . . . . . . . . . . . . . 28

                            ARTICLE V
                            ---------

                      ADDITIONAL AGREEMENTS

     5.01      Access and Information; Due
               Diligence . . . . . . . . . . . . . . . . . . . 28
     5.02      Registration Statement; Regulatory
               Matters . . . . . . . . . . . . . . . . . . . . 30
     5.03      Shareholder Approvals . . . . . . . . . . . . . 30
     5.04      Current Information . . . . . . . . . . . . . . 30
     5.05      Agreements of Affiliates. . . . . . . . . . . . 31
     5.06      Expenses. . . . . . . . . . . . . . . . . . . . 31
     5.07      Miscellaneous Agreements and
               Consents. . . . . . . . . . . . . . . . . . . . 31
     5.08      Press Releases. . . . . . . . . . . . . . . . . 32
     5.09      Indemnification of Wedge Bank's
               Directors, Officers and Employees . . . . . . . 32
     5.10      Employee Benefit Plans. . . . . . . . . . . . . 32
     5.11      Taxes of Wedge Holding. . . . . . . . . . . . . 32

                                    - ii -

                                                             Page
                                                             ----

                           ARTICLE VI
                           ----------

                           CONDITIONS

     6.01      Conditions to Each Party's
               Obligation To Effect the
               Acquisition . . . . . . . . . . . . . . . . . . 33
     6.02      Conditions to Obligations of the
               Sellers . . . . . . . . . . . . . . . . . . . . 33
     6.03      Conditions to Obligations of the
               Mercantile Entities . . . . . . . . . . . . . . 35

                           ARTICLE VII
                           -----------

                TERMINATION, AMENDMENT AND WAIVER

     7.01      Termination . . . . . . . . . . . . . . . . . . 36
     7.02      Effect of Termination . . . . . . . . . . . . . 37
     7.03      Amendment . . . . . . . . . . . . . . . . . . . 37
     7.04      Waiver. . . . . . . . . . . . . . . . . . . . . 37

                          ARTICLE VIII
                          ------------

                       GENERAL PROVISIONS

     8.01      Non-Survival of Representations;
               Warranties and Agreements . . . . . . . . . . . 38
     8.02      Indemnification . . . . . . . . . . . . . . . . 38
     8.03      No Assignment; Successors and
               Assigns . . . . . . . . . . . . . . . . . . . . 38
     8.04      Severability. . . . . . . . . . . . . . . . . . 39
     8.05      No Implied Waiver . . . . . . . . . . . . . . . 39
     8.06      Headings. . . . . . . . . . . . . . . . . . . . 39
     8.07      Entire Agreement. . . . . . . . . . . . . . . . 39
     8.08      Counterparts. . . . . . . . . . . . . . . . . . 39
     8.09      Notices . . . . . . . . . . . . . . . . . . . . 40
     8.10      Governing Law . . . . . . . . . . . . . . . . . 40


              AGREEMENT AND PLAN OF REORGANIZATION


          This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), made and entered into as of July 6, 1994 by and among MERCANTILE BANCORPORATION INC., a Missouri corporation ("Mercantile"), MERCANTILE BANCORPORATION OF ILLINOIS INC., a Missouri corporation ("Mercantile Illinois" and, collectively with Mercantile, the "Mercantile Entities"), WEDGE BANK, an Illinois state bank ("Wedge Bank"), and THE WEDGE HOLDING COMPANY, an Illinois corporation ("Wedge Holding" and, collectively with Wedge Bank, the "Sellers"), has reference to the following facts and circumstances:

          A. Mercantile Illinois desires to acquire one hundred percent (100%) ownership of the issued and outstanding shares of common stock of Wedge Bank; and

          B. Wedge Holding is the beneficial and record owner of eighty-two and sixteen one-hundredths percent (82.16%) of the issued and outstanding shares of the common stock of Wedge Bank;
and

          C. Mercantile is the beneficial and record owner of one hundred percent (100%) of the issued and outstanding shares of the common stock of Mercantile Illinois which will be the beneficial owner of one hundred percent of the issued and outstanding shares of the common stock of Mercantile Acquisition Bank upon its formation as an Illinois state-chartered bank ("Acquisition Bank"); and

          D. Wedge Holding has agreed to exchange all shares of Wedge Bank owned beneficially and of record by Wedge Holding to Mercantile Illinois in consideration of the issuance of shares of Mercantile Common Stock by Mercantile to Wedge Holding as described in this Agreement; and

          E. The Executive Committee of the Board of Directors of Mercantile and the respective Boards of Directors of Mercantile Illinois, Acquisition Bank and Wedge Bank will approve the concurrent merger of Acquisition Bank with and into Wedge Bank pursuant to the terms of this Agreement as a result of which Mercantile Illinois will convert the seventeen and eighty-four one-hundredths percent (17.84%) of the issued and outstanding shares of Wedge Bank not owned by Wedge Holding; and

          F. The Mercantile Entities and the Sellers desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

          NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                            ARTICLE I
                            ---------

                  THE ACQUISITION TRANSACTIONS

          1.01   The Acquisition Transactions.  Subject to the
                 ----------------------------
terms and conditions of this Agreement, Mercantile Illinois and Wedge Holding will consummate an exchange of all shares of Wedge Bank common stock, $10.00 par value (the "Wedge Bank Common Stock"), owned beneficially and of record by Wedge Holding (the "Exchange") for shares of common stock, $5.00 par value, of Mercantile with associated "Rights" under the "Rights Agreement" (as those terms are defined in Section 3.03 hereof) (collectively, the "Mercantile Common Stock") as set forth in this Agreement. Mercantile hereby undertakes to execute and deliver or cause to be delivered all shares of Mercantile Common Stock required to be delivered to Wedge Holding pursuant to this Agreement. Wedge Holding shall liquidate within six months after the Exchange (the "Liquidation") and effect a liquidating distribution to its shareholders of all shares of Mercantile Common Stock that are then owned beneficially and of record by Wedge Holding.

                 Simultaneously with the Exchange and subject to the terms and conditions of this Agreement, Acquisition Bank will merge with and into Wedge Bank (the "Merger" and together with the Exchange will hereinafter be referred to as the "Acquisition") under the terms set forth in the related Plan of Merger (the "Plan of Merger") to be executed prior to the Closing Date by and between Wedge Bank and Acquisition Bank in substantially the form set forth in Appendix A to this Agreement, whereby the shareholders of Wedge
   ----------
Bank (other than Mercantile Illinois or Wedge Holding, as the case may be) will receive shares of Mercantile Common Stock as set forth in this Agreement. Mercantile hereby undertakes to execute and deliver or cause to be delivered all shares of Mercantile Common Stock required to be delivered to the shareholders of Wedge Bank pursuant to this Agreement.

                 Wedge Holding will receive the number of shares of Mercantile Common Stock in the Exchange, and the shareholders of Wedge Bank (other than Mercantile Illinois or Wedge Holding, as the case may be) will receive the number of shares of Mercantile Common Stock in the Merger that will equal their respective percentage ownership interests in the outstanding shares of Wedge Bank Common Stock multiplied by the total number of shares of Mercantile Common Stock issuable in the Acquisition as set forth in Section 1.07 of this Agreement (the "Acquisition Consideration").

                 Upon consummation of the Merger, the separate corporate existence of Acquisition Bank will cease and Wedge Bank
(sometimes hereinafter referred to as the "Surviving Bank") will be the surviving bank. The Surviving Bank will continue to do business under the Charter of Wedge Bank.

          1.02   Closing.  The closing (the "Closing") of the
                 -------
Acquisition, unless the parties hereto shall otherwise mutually agree, shall take place at the offices of Mercantile in St. Louis, Missouri, at 10:00 a.m., local time, on the first Business Day (the "Closing Date") of the month immediately succeeding the month in which the last of the following events occurs: (a) the receipt of the requisite approval of the Exchange and the Agreement by the shareholders of Wedge Holding and the Merger, the Agreement and the Plan of Merger by the shareholders of Wedge Bank as set forth in
Section 2.02 of this Agreement, (b) the thirtieth day after the approval of the Acquisition by the Federal Deposit Insurance Corporation (the "FDIC"), (c) the approval by the Illinois Commissioner of Banks and Trust Companies (the "Illinois Commissioner") and any other bank regulatory agency that may be necessary or appropriate. For purposes of this Agreement, "Business Day" shall mean any day that the offices of the Illinois Commissioner is open for the receipt of official filings.

          1.03   Method of Effecting Merger and Effective Time.  On
                 ---------------------------------------------
the Closing Date, the parties hereto will cause the Merger to be consummated by delivering to the Illinois Commissioner, for filing, copies of resolutions of the shareholders of Acquisition Bank and Wedge Bank approving the Plan of Merger in such form as required by, and executed and acknowledged in accordance with, the relevant provisions of the Illinois Banking Act, as amended (the "Illinois Banking Act"). The Merger shall be effective on the date and at the time (the "Effective Time") that the Illinois Commissioner issues a certificate of merger in accordance with the Illinois Banking Act.

          1.04   Charter and By-Laws.  The  Charter and By-Laws of
                 -------------------
Wedge Bank in effect immediately prior to the Effective Time shall be the Charter and By-Laws of the Surviving Bank, in each case until amended in accordance with their respective provisions and applicable law.

          1.05   Board of Directors and Officers.
                 -------------------------------

                 (a) At the Effective Time, the members of the Board of Directors of the Surviving Bank and the terms of these directors shall be as designated by Mercantile Illinois immediately prior to the Effective Time.

                 (b) The officers of Surviving Bank shall be the persons designated by Mercantile Illinois immediately prior to the Effective Time and such persons will serve in their designated offices, thereafter, until their respective successors are duly elected and qualified.

          1.06   Additional Actions.  If, at any time after the
                 ------------------
Effective Time, the Surviving Bank shall consider or be advised that any further deeds, assignments, or assurances in law or any other acts are necessary or desirable to (a) vest, perfect, or confirm, of record or otherwise, in the Surviving Bank its right, title, or interest in, to, or under any of the rights, properties, or assets of Wedge Bank, or (b) otherwise carry out the purposes of this Agreement or the Plan of Merger, Wedge Bank and its officers and directors shall be deemed to have granted to the Surviving Bank an irrevocable power of attorney to execute and deliver all such deeds, assignments, or assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in the Surviving Bank and otherwise to carry out the purposes of this Agreement or the Plan of Merger, and the officers and directors of the Surviving Bank are authorized in the name of Wedge Bank or otherwise to take any and all such action.

          1.07   Conversion of Securities.
                 ------------------------

                 (a) At the Effective Time, Mercantile will issue 970,000 shares of Mercantile Common Stock as Acquisition Consideration in the Exchange and the Merger. Wedge Holding and each of the other shareholders of Wedge Bank at the Effective Time (other than Mercantile and Wedge Holding, as the case may be) will be entitled to receive the number of shares of Mercantile Common Stock issuable as the Acquisition Consideration that is determined by multiplying such Acquisition Consideration by such shareholders' respective percentage ownership interests in Wedge Bank.

                 (b) At the Effective Time, Wedge Holding, by virtue of the Exchange and without any other action on the part of the Mercantile Entities or Wedge Holding, will be entitled to receive its percentage interest of the Acquisition Consideration as determined in Section 1.07(a) hereof, upon delivery at Closing of the certificates evidencing its shares of Wedge Bank Common Stock. Also, at the Effective Time, by virtue of the Merger and without any action on the part of the Mercantile Entities, Wedge Bank or any Wedge Bank shareholder, each share of Wedge Bank Common Stock issued and outstanding at the Effective Time (other than any shares held by Mercantile or Wedge Holding or any of their respective wholly owned subsidiaries, (in each case other than in a fiduciary capacity or as a result of debts previously contracted), which shall be cancelled, and other than any "Dissenting Shares" (as defined in Section 1.09 hereof)), shall cease to be outstanding and shall be converted into and become the right to receive his or her percentage interest of the Acquisition Consideration as determined in Section 1.07(a) hereof.

          1.08   Exchange Procedures.
                 -------------------

                 (a) Prior to the Closing Date, Mercantile shall appoint Society National Bank, or such other bank or trust company selected by Mercantile and reasonably acceptable to the Sellers as the exchange agent (the "Exchange Agent") to effect the exchange of certificates evidencing shares of Wedge Bank Common Stock for shares of Mercantile Common Stock issuable as Acquisition Consideration to each person entitled to receive such Acquisition Consideration. At the Effective Time, Mercantile shall have granted the Exchange Agent the requisite power and authority to effect for and on behalf of Mercantile the issuance of the number of shares of Mercantile Common Stock issuable as Acquisition Consideration.

                 (b) The certificates evidencing shares of Wedge Bank Common Stock owned beneficially and of record by Wedge Holding on the Closing Date, and such other documentation as shall be reasonably required by Mercantile to effect the Exchange, shall be delivered by Wedge Holding at Closing to the Exchange Agent in exchange for the number of full shares of Mercantile Common Stock for which the shares of Wedge Bank Common Stock evidenced by the certificate or certificates surrendered have been exchanged pursuant to this Agreement. For all other shareholders of Wedge Bank, the Exchange Agent shall mail, within five (5) Business Days after the Effective Time, to each such holder of record of Wedge Bank as of the Closing Date a notice of consummation of the Merger and a form of letter of transmittal, pursuant to which each such shareholder shall transmit the certificate or certificates formerly representing shares of the Wedge Bank Common Stock. As soon as practicable after surrender of such certificate to the Exchange Agent with a properly completed letter of transmittal, the Exchange Agent will promptly mail by first-class mail to such shareholder a certificate or certificates representing the number of full shares of Mercantile Common Stock into which the shares of Wedge Bank Common Stock evidenced by the certificate or certificates surrendered shall have been converted pursuant to this Agreement.

                 (c)  The Exchange Agent shall accept such
certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Each outstanding certificate that, prior to the Effective Time, represented Wedge Bank Common Stock shall, except as otherwise provided in this Agreement, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of Mercantile Common Stock into which such Wedge Bank Common Stock shall have been converted in the Merger. After the Effective Time, there shall be no further transfer on the records of Wedge Bank of certificates representing shares of capital stock of Wedge Bank, and if such certificates are presented to Wedge Bank for transfer, they shall be cancelled against delivery of the Acquisition Consideration provided therefor in this Agreement. If the record date for any dividend or other distribution in respect of Mercantile Common Stock, including any redemption by Mercantile of the Rights associated therewith, shall occur on or after the Closing Date, the former holders of Wedge Bank Common Stock shall be entitled thereto, but no dividends declared on or other distributions in respect of Mercantile Common Stock issuable as Acquisition Consideration will be remitted to any person entitled to receive Mercantile Common Stock under this Agreement until such person surrenders the certificate or certificates representing Wedge Bank Common Stock, at which time such dividends or other distributions shall be remitted to such person, without interest and less any amounts in respect of taxes that may have been imposed thereon and which are required to be withheld by the Exchange Agent or Mercantile. Neither the Exchange Agent, Mercantile nor Wedge Bank shall be liable to any holder of Wedge Bank Common Stock for any of the Acquisition Consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to shares of Mercantile Common Stock held by it as Acquisition Consideration from time to time hereunder.

                 (d) No transfer taxes shall be payable by Wedge Holding or by any of the other shareholders of Wedge Bank in respect of the issuance of certificates for Mercantile Common Stock as Acquisition Consideration and no expenses shall be imposed on Wedge Holding or on any of the other shareholders of Wedge Bank in connection with the exchange or conversion at the Effective Time of shares of Wedge Bank Common Stock into shares of Mercantile Common Stock pursuant to the Acquisition as contemplated by this Agreement and the delivery of such shares to the former holder of Wedge Bank Common Stock entitled thereto, except that (i) if any certificate for shares of Mercantile Common Stock is to be issued in a name other than that in which a certificate or certificates for shares of Wedge Bank Common Stock surrendered shall have been registered, it shall be a condition to such issuance that the person requesting such issuance shall pay to Mercantile any transfer taxes payable by reason thereof or of any prior transfer of such surrendered certificate or certificates or establish to the satisfaction of Mercantile that such taxes have been paid or are not payable, and
(ii) nothing herein shall relieve Wedge Holding or any of the other shareholders of Wedge Bank of any expenses associated with surrendering such holder's certificates evidencing Wedge Bank Common Stock to the Exchange Agent.

          1.09   Dissenting Shares.
                 -----------------

                 (a) "Dissenting Shares" means any shares of Wedge Holding Common Stock or of Wedge Bank Common Stock held by any holder who becomes entitled to payment of the fair value of such shares under Section 11.70 of the Illinois Business Corporation Act or Section 29 of the Illinois Banking Act, respectively. Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of such law and Mercantile Illinois shall cause Wedge Holding or the Surviving Bank to pay such consideration solely with funds provided by Wedge Bank.

                 (b) Each party hereto shall give the other prompt notice of any written objections of any shareholder of Wedge Holding or Wedge Bank to the Exchange or the Merger and written demands for the payment of the fair value of such shareholder's shares, withdrawals of such objections or demands, and any other instruments, served pursuant to Section 11.70 of the Illinois Business Corporation Act or Section 29 of the Illinois Banking Act received by such party and Wedge Holding and Wedge Bank shall give Mercantile the opportunity to direct all negotiations and proceedings with respect to such objections or demands. Wedge Holding and Wedge Bank shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Mercantile, settle or offer to settle any such demands.

          1.10   No Fractional Shares.  Notwithstanding any other
                 --------------------
provision of this Agreement, neither certificates nor scrip for fractional shares of Mercantile Common Stock shall be issued as Acquisition Consideration. Each holder of shares of Wedge Bank Common Stock who otherwise would have been entitled to a fraction of a share of Mercantile Common Stock shall receive in lieu thereof and, at the time such holder receives the shares of Mercantile Common Stock to which the holder is entitled as Acquisition Consideration, cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing stock price of Mercantile Common Stock on the New York Stock Exchange (the "NYSE") Composite Tape as reported in The Wall Street Journal on the Closing Date. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

          1.11   Transfer Restrictions; Closing of Stock Transfer
                 ------------------------------------------------
Books.  Wedge Holding agrees that from and after the date of this
- -----
Agreement, Wedge Holding will not sell, dispose of or otherwise transfer any shares of Wedge Bank Common Stock owned beneficially and of record by Wedge Holding. As to all other shares of Wedge Bank Common Stock, the stock transfer books of Wedge Bank shall be closed at the close of business on the Business Day immediately preceding the Closing Date. In the event of a transfer of ownership of Wedge Bank Common Stock which is not registered in the transfer records prior to the closing of such records, the Acquisition Consideration issuable in conversion of such stock pursuant to this Agreement may be delivered to a transferee, if the certificate representing such shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and all applicable stock transfer taxes are paid. Mercantile and the Exchange Agent shall be entitled to rely upon the stock transfer books of Wedge Bank to establish the identity of those persons entitled to receive the Acquisition Consideration specified in this Agreement for their shares of Wedge Bank Common Stock, which books shall be conclusive with respect to the ownership of such shares. In the event of a dispute with respect to the ownership of any such shares, Mercantile and the Exchange Agent shall be entitled to deposit any Acquisition Consideration represented thereby in escrow with an independent party and thereafter be relieved with respect to any claims to such consideration.

          1.12   Anti-Dilution. If, between the date of this
                 -------------
Agreement and the Effective Time, a share of Mercantile Common Stock shall be changed into a different number of shares of Mercantile Common Stock or a different class of shares by reason of reclassification, recapitalization, split-up, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the number of shares of Mercantile Common Stock issuable as Acquisition Consideration pursuant to Section 1.07 of this Agreement will be appropriately and proportionately adjusted so that the Acquisition Consideration shall consist of that number of shares of Mercantile Common Stock or other securities as such shares would have been converted or changed into pursuant to such reclassification, recapitalization, split-up, exchange of shares or readjustment or as a result of such stock dividend had the record date therefor been immediately following the Effective Time.


                           ARTICLE II
                           ----------

            REPRESENTATIONS AND WARRANTIES OF SELLERS

          As an inducement to the Mercantile Entities to enter into and perform their respective obligations under this Agreement, and notwithstanding any examinations, inspections, audits and other investigations made by the Mercantile Entities, the Sellers hereby jointly and severally represent and warrant to Mercantile Entities as to the following matters:

          2.01   Organization and Authority.  Wedge Holding is a
                 --------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Wedge Holding is registered as a bank holding company with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "BHC Act").

                 Wedge Bank is a commercial bank duly organized, validly existing in good standing under the laws of the State of Illinois. The deposits of Wedge Bank are insured by the FDIC under the Federal Deposit Insurance Act of 1950, as amended (the "FDI Act"). Wedge Bank is qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has the corporate power and authority to own and operate its properties and to carry out its business as and where the same is now being conducted.

          2.02   Corporate Authorization; Records.  Wedge Holding
                 --------------------------------
has the corporate power and authority to enter into this Agreement and Wedge Bank has the corporate power and authority to enter into this Agreement and the Plan of Merger and, subject to the approval of the Exchange and this Agreement by the shareholders of Wedge Holding and to the approval of the Merger, this Agreement and the

Plan of Merger by the shareholders of Wedge Bank and such approvals of governmental agencies and other governing boards having regulatory authority over Wedge Holding and/or Wedge Bank as may be required by applicable law, rule or regulation, to carry out their respective obligations thereunder. The only shareholder vote of Wedge Holding required to approve the Exchange and this Agreement is the affirmative vote of the holders of at least two-thirds of the outstanding shares of Wedge Holding Common Stock. The only shareholder vote of Wedge Bank required to approve the Merger, this Agreement and the Plan of Merger is the affirmative vote of the holders of at least two-thirds of the outstanding shares of Wedge Bank Common Stock. The execution, delivery and performance of this Agreement by Wedge Holding and the consummation of the Exchange have been duly authorized by the Board of Directors of Wedge Holding. The execution, delivery and performance of this Agreement and the Plan of Merger by Wedge Bank and the consummation of the Merger have been duly authorized by the Board of Directors of Wedge Bank. Subject to the approvals, as aforesaid, this Agreement is a valid and binding obligation of Wedge Holding, and this Agreement and the Plan of Merger are the valid and binding obligations of Wedge Bank, enforceable against each in accordance with their respective terms.

                 Neither the execution, delivery and performance by Wedge Holding of this Agreement or by Wedge Bank of this Agreement or the Plan of Merger, nor the consummation of the transactions contemplated thereby, nor compliance by Wedge Holding or Wedge Bank with any of the provisions thereof will (a) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Wedge Holding or Wedge Bank under any of the terms, conditions or provisions of (i) their respective Articles of Incorporation, Charter or By-laws, or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Wedge Holding or Wedge Bank is a party or by which it may be bound, or to which Wedge Holding or Wedge Bank or any of their respective properties or assets may be subject, or (b) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Wedge Holding or Wedge Bank or any of their respective properties or assets.

                 Other than in connection or in compliance with the provisions of the Illinois Banking Act, the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act, or any required approvals of the FDIC and the Illinois Commissioner, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Wedge Holding or Wedge Bank of the transactions contemplated by this Agreement or the Plan of Merger.

                 The minute books and stock records of Wedge
Holding and Wedge Bank are complete and correct in all respects and accurately reflect in all respects all meetings, consents and other actions of the organizers, incorporators, shareholders, Board of Directors and committees of the Board of Directors occurring since the organization of each.

          2.03   Subsidiaries.   Other than its equity interest in
                 ------------
Wedge Bank, Wedge Holding has no subsidiaries and does not control, or have any equity ownership interest in, any other corporation, partnership, joint venture or other business association. Wedge Bank has no subsidiaries and does not control, or have any equity ownership interest in, any other corporation, partnership, joint venture or other business association, other than any interest pledged to Wedge Bank in the ordinary course of its business as security for the obligations of third parties to Wedge Bank or held by Wedge Bank as a consequence of its exercise of rights and remedies in respect of any interest pledged as security in respect of such obligations.

          2.04   Capitalization of Wedge Bank.  The authorized
                 ----------------------------
capital stock of Wedge Bank consists of 144,300 shares of Common Stock, $10 par value, of which, as of March 31, 1994, 144,300 shares are issued and outstanding. Wedge Holding has and will have as of the Effective Time good and marketable title to 118,556 shares, or 82.16% of the then issued and outstanding shares of Wedge Bank Common Stock, free and clear of any liens, claims, charges, encumbrances and assessments of any kind or nature whatsoever. There are no other shares of capital stock or other equity securities of Wedge Bank outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of Wedge Bank, or contracts, commitments, understandings or arrangements by which Wedge Bank is or may become bound to issue additional shares of capital stock or options, warrants or rights to purchase or acquire any additional shares of capital stock of Wedge Bank. All of the issued and outstanding shares of the Wedge Bank Common Stock are validly issued, fully paid, and nonassessable.

          2.05   Financial Statements.
                 --------------------

                 (a)  Attached hereto as Schedule 2.05(a) are
                                         ----------------
copies of the following financial statements:

                      (i)    Audited consolidated balance sheets
                 of Wedge Holding as of December 31, 1992 and
                 1993, related consolidated statements of income, changes in shareholders' equity and cash flows for the two (2) years ended December 31, 1993, together with the notes thereto certified by Deloitte & Touche, Wedge Holding's independent auditors;

                      (ii)   Unaudited consolidated balance sheets
                 of Wedge Holding as of March 31, 1994 and 1993 and related consolidated statements of income, changes in shareholders' equity and cash flows for the three-month periods ended March 31, 1994 and 1993;

                      (iii)  Form F.R. Y-6 reports of Wedge
                 Holding as of December 31, 1991, 1992 and 1993, and Form F.R. Y-9LP and Form F.R. Y-9C reports filed during such periods, as furnished by Wedge Holding to the Federal Reserve Board; and

                      (iv)   The Consolidated Reports of Condition
                 and Income of Wedge Bank as of and for the years ended December 31, 1991, 1992 and 1993, and as of and for the three-month period ended March 31, 1994, as filed by Wedge Bank with the FDIC.

                 (b) The financial statements referenced above are referred to collectively as the "Wedge Financial Statements." The Wedge Financial Statements have been prepared in accordance with the books and records of Wedge Holding and Wedge Bank in accordance with generally accepted accounting principles or, as to the financial statements referenced in subsection (a)(iii) and (a)(iv) above, regulatory accounting principles, consistently applied, and present fairly the consolidated financial positions of Wedge Holding and Wedge Bank, respectively, at the dates thereof and the consolidated results of their respective operations and cash flows.

                 (c)  Wedge Holding and Wedge Bank have each
prepared, kept and maintained through the date hereof true, correct and complete financial and other books and records of their affairs which fairly reflect their respective financial conditions, results of operations, businesses, assets, prospects or operations.

          2.06   Reports.  Since January 1, 1991, Wedge Holding and
                 -------
Wedge Bank have filed all reports, registrations and statements, together with any required amendments thereto, that were required to be filed with any federal and state regulatory body or authority having jurisdiction over the affairs of each. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Wedge Reports". As of their respective dates, the Wedge Reports complied in all respects with all the rules and regulations promulgated by the applicable federal and/or state authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          2.07   Title to and Condition of Assets.
                 --------------------------------

                 (a)  Except as may be reflected in the Wedge
Financial Statements or set forth on Schedule 2.07(a) and excepting
                                     ----------------
all real property (which is the subject of Section 2.08), Wedge Bank has, and at the Closing Date, will have, good and marketable title to its properties and assets, including, without limitation, those reflected on the Wedge Financial Statements, free and clear of any liens, charges, pledges, encumbrances, defects, claims or rights of third parties, except for liens for taxes, assessments or other governmental charges not yet delinquent.

                 (b)  No assets reflected on the Wedge Financial
Statements in respect of Wedge Bank have been sold, leased,
transferred, assigned or otherwise disposed of since March 31,
1994, except in the ordinary course of business or as set forth in
Schedule 2.07(b) under the heading "Dispositions."
- ----------------

                 (c) All furniture, fixtures, vehicles, machinery and equipment and computer software owned or used by Wedge Bank, including any of such items leased as a lessee and all facilities and improvements comprising part of any owned or leased real property, taken as a whole, with no single such item being deemed of importance, are fit for the purposes for which they were intended, are in good order and repair, free of defects and in good operating condition, subject only to normal wear and tear. The operation by Wedge Bank of such assets is in compliance in all respects with all applicable laws, ordinances and rules and regulations of any governmental authorities having jurisdiction.

          2.08   Real Property.  Except as set forth in Schedule
                 -------------                          --------
2.08:
- ----

                 (a) The legal description of each parcel of real property owned by Wedge Bank (other than real property acquired in foreclosures or in lieu of foreclosure in the course of collection of its loans and being held by Wedge Bank for disposition as required by law) is set forth in Schedule 2.08(a) attached hereto
                                 ----------------
under the heading "Owned Real Property" (such real property being herein referred to as the "Owned Real Property"). The legal description of each parcel of real property leased by Wedge Bank as lessee is also set forth in Schedule 2.08(a) under the heading
                            ----------------
"Leased Real Property" (such real property being herein referred to as the "Leased Real Property"). Collectively, the Owned Real Property and the Leased Real Property is herein referred to as the "Real Property."

                 (b)  There is no pending dispute involving Wedge
Bank as to the title of or the right to use any of its Real
Properties.

                 (c) Wedge Bank has no interest in any other real property except interests as a mortgagee, and except for real property acquired in foreclosures or in lieu of foreclosure and being held for disposition as required by law.

                 (d) None of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way or "setback" line and, to the best knowledge of the Sellers, all such buildings, structures and improvements are located and constructed in conformity with all applicable zoning ordinances and building codes.

                 (e)  None of the buildings, structures or
improvements located on the Real Property are the subject of any official complaint or notice by any governmental authority of violation of any applicable zoning ordinance or building code, and there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the best knowledge of the Sellers, threatened, with respect to any such building, structure or improvement. The Real Property is in generally good condition, reasonable wear and tear excepted, and has been maintained in accordance with reasonable and prudent business practices applicable to like facilities.

                 (f)  Except as may be reflected on the Wedge
Financial Statements or with respect to such easements, liens, defects or encumbrances as do not individually or in the aggregate adversely affect the use or value of the parcel of Real Property, Wedge Bank has, and at the Closing Date will have, good and marketable title to its Real Properties, free and clear of any liens, charges, pledges, encumbrances, defects, claims or rights of third parties.

          2.09   Contracts.
                 ---------

                 (a)  Schedule 2.09(a) contains a complete and
                      ----------------
accurate listing of all contracts entered into with respect to deposits of $250,000 or more, by account or other identifying number, and all loan agreements and commitments, notes, security agreements, repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements, and other documents relating to or involving extensions of credit or other commitments to extend credit by Wedge Bank with respect to any one entity or related group of entities in excess of $250,000, to which any of the foregoing is a party or by which it is bound, by account or other identifying number, and, where applicable, such other information as shall be necessary to identify any related group of entities.

                 (b)  Except for the contracts and agreements
required to be listed on Schedule 2.09(a) and except as set forth
                         ----------------
in Schedule 2.09(b) or any other Schedule hereto, Wedge Bank is not
   ----------------
a party to or bound by any:

                      (i)    agreement, contract, arrangement,
                 understanding or commitment with any labor union;

                      (ii)   franchise or license agreement;

                      (iii)  written employment, severance or
                 termination pay, agency, consulting or similar agreement, contract, arrangement, understanding or commitment in respect of personal services;

                      (iv)   loans or other obligations payable to
                 or owing to any officer, director or employee thereof, except (A) salaries, wages and directors fees incurred and accrued in the ordinary course of business and/or (B) obligations due in respect of any depository accounts maintained by any of the foregoing at Wedge Bank in the ordinary course of business;

                      (v)    loans or debts payable by or owing by
                 any executive officer or director of Wedge
                 Holding or Wedge Bank or any other person or entity deemed an "executive officer" or a "related interest" of any of the foregoing, as such terms are defined in Regulation O of the Federal Reserve Board; or

                      (vi)   other agreement, contract,
                 arrangement, understanding or commitment involving an obligation by any of the foregoing of more than $50,000 extending beyond six (6) months from the date hereof that cannot be cancelled without cost or penalty upon notice of thirty (30) days or less, other than contracts entered into in respect of deposits, loan agreements and commitments, notes, security agreements, repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by Wedge Bank in the ordinary course of business and not involving extensions of credit with respect to any one entity or related group of entities in excess of $250,000.

                 (c)  Wedge Bank carries property, casualty,
liability, products liability and other insurance coverages as set forth in Schedule 2.09(c) under the heading "Insurance."
         ----------------

                 (d)  True, correct and complete copies of the
agreements, contracts, leases, insurance policies and other
documents referred to in Schedule 2.09(c) shall be furnished or
                         ----------------
made available to the Mercantile Entities.

                 (e) To the best knowledge of the Sellers, each of the agreements, contracts, leases, insurance policies and other documents referred to in Schedule 2.09(a), Schedule 2.09(b) and
                         ----------------  ----------------
Schedule 2.09(c) is a valid, binding and enforceable obligation of
- ----------------
the parties sought to be bound thereby, except as the enforceability thereof against the parties thereto (other than Wedge Bank) may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

                 (f)  Schedule 2.09(f) under the heading "Loans"
                      ----------------
contains a true, correct and complete listing, as of the date of this Agreement, by account or other identifying number, of (i) all loans in excess of $100,000, of Wedge Bank which have been accelerated during the past twelve months, (ii) all loan commitments or lines of credit of Wedge Bank in excess of $100,000 which have been terminated by Wedge Bank during the past twelve months by reason of default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower, (iii) all loans, lines of credit and loan commitments in excess of $100,000 as to which Wedge Bank has given written notice to the borrower or customer of Wedge Bank's intent to terminate during the past twelve months, (iv) with respect to all loans in excess of $100,000, all notification letters and other written communications from Wedge Bank to any of its borrowers, customers or other parties during the past twelve months wherein Wedge Bank has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults, (v) each borrower, customer or other party which has notified Wedge Bank during the past twelve months of, or asserted against Wedge Bank, in writing, any "lender liability" or similar claim, and, to the best of Wedge Bank's knowledge, each borrower, customer or other party which has given Wedge Bank any oral notification of, or asserted against Wedge Bank, any such claim, and (vi) all loans in excess of $100,000 (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) where a reasonable doubt exists as to the timely future collectibility of future principal and interest, whether or not interest is still accruing or the loan is less than 90 days past due, (4) the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (5) where a specific reserve allocation exists in connection therewith.

          2.10   Absence of Defaults.  Except as set forth in
                 -------------------
Schedule 2.10 attached hereto under the heading "Defaults," there
- -------------
are no pending disputes between Wedge Bank and the other parties to the agreements, contracts, leases, insurance policies and other documents referred to in Schedule 2.09, and to the best knowledge
                         -------------
of the Sellers, all such agreements, contracts, leases, insurance policies and other documents are in full force and effect and not in default with respect to Wedge Bank or any other party thereto, and will continue in full force and effect immediately after the Closing Date.

          2.11   Absence of Undisclosed Liabilities.  Except as
                 ----------------------------------
disclosed in Schedule 2.11 or in any other Schedule attached
             -------------
hereto:

                 (a) As of the date hereof, Wedge Bank has no debts, liabilities or obligations, equal to or exceeding $10,000, individually, or $25,000, in the aggregate, whether accrued, absolute, contingent or otherwise and whether due or to become due, except

                      (i)    liabilities reflected in the Wedge
                 Financial Statements, and

                      (ii)   debts, liabilities or obligations
                 incurred since March 31, 1994, in the ordinary and usual course of its businesses, none of which are for breach of contract, breach of warranty, torts, infringements or lawsuits, and none of which adversely affect its financial positions or results of operations, businesses, assets, prospects or operations; and

                 (b) to the best knowledge of the Sellers, Wedge Bank was not, as of March 31, 1994, and since such date has not become a party to, any contract or agreement which affected, affects, or may reasonably be expected to affect, materially and adversely, its financial position, results of operations, business, assets or operations.

          2.12   Allowance for Loan and Lease Losses; Non-
                 -----------------------------------------
performing Assets.
- -----------------

                 (a)  Except as set forth in Schedule 2.12 attached
                                             -------------
hereto: (i) all of the accounts, notes and other receivables which are reflected in the Wedge Financial Statements as of March 31, 1994 were acquired in the ordinary course of business and, to the best knowledge of the Sellers, are collectible in full in the ordinary course of business, except for possible loan and lease losses which are adequately provided for in the allowance for loan and lease losses in such Wedge Financial Statements and (ii) the collection experience of Wedge Bank since March 31, 1994 to the date hereof has not been materially adverse to the credit and collection experience of Wedge Bank in the three months ended
March 31, 1994 and the year ended December 31, 1993.

                 (b)  Schedule 2.12(b) attached hereto sets forth
                      ----------------
as of the date of this Agreement all assets classified as real estate acquired through foreclosure, including in-substance foreclosed real estate ("Non-Performing Assets").

                 (c) The aggregate amount of all loans described by Section 2.09(f)(vi) and all Non-Performing Assets pursuant to
Section 2.12(b) shall not exceed one percent (1%) of (i) the gross amounts of all loans and leases on the books of Wedge Bank, plus
(ii) the aggregate book value of all Non-Performing Assets.

          2.13   Taxes.  Wedge Bank has timely filed or will timely
                 -----
file all tax returns required to be filed at or prior to the Closing Date. Wedge Bank has paid, or has set up adequate reserves on the Wedge Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such returns and has set up adequate reserves on the Wedge Financial Statements for the payment of all taxes anticipated to be payable in respect of the period subsequent to the last of said periods (treating for this purpose the Closing Date as the last day of an applicable period, whether or not it is in fact the last day of a taxable period). Wedge Bank will not have any liability for any such taxes in excess of the amounts so paid or reserves so established and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against Wedge Bank which would not be covered by existing reserves. Wedge Bank is not delinquent in the payment of any tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. The federal, state and foreign income tax returns of Wedge Bank have not been audited by the Internal Revenue Service (the "IRS") or the state or foreign taxing authority since prior to January 1, 1993. Neither Wedge Holding nor Wedge Bank has made any election under Income Tax Regulation Sections 1.1502-33(d)(3) or 1.1552-1(c), each of which relates to the allocation of the consolidated federal income tax liability, and neither Wedge Holding nor Wedge Bank is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement, or any other contractual obligation to pay or contribute to the tax obligations of any other person.

          2.14   Material Adverse Change.  Except as otherwise
                 -----------------------
disclosed in any of the Schedules  referenced herein, since
March 31, 1994, there has been no material adverse change in the financial condition, results of operations, business, assets, prospects or operations of Wedge Bank, other than changes in banking laws or regulations, or interpretations thereof, or other conditions that affect the banking industry generally, or changes in the general level of interest rates.

          2.15   Litigation and Other Proceedings.  Except as set
                 --------------------------------
forth in Schedule 2.15, Wedge Bank is not a party to any pending
         -------------
or, to the best knowledge of the Sellers, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, an adverse effect on the business, financial condition, results of operations or prospects of Wedge Bank. Without limiting the generality of the foregoing, except as set forth in Schedule 2.15,
                                                    -------------
there are no actions, suits, or proceedings pending or, to the best knowledge of the Sellers, threatened against Wedge Holding or Wedge Bank or any of their respective officers or directors by any shareholder of Wedge Holding or Wedge Bank (or any former shareholder) or involving claims under the Community Reinvestment Act of 1977, Bank Secrecy Act or any other laws applicable to Wedge Bank.

          2.16   Governmental Compliance.  Except as set forth in
                 -----------------------
Schedule 2.16:
- -------------

                 (a)  To the best knowledge of the Sellers, Wedge
Bank is in compliance with all laws, ordinances, rules, regulations and orders, licenses and permits that are applicable to it;

                 (b) To the best knowledge of the Sellers, Wedge Holding and Wedge Bank hold all permits, business licenses, certificates, franchises and other similar items, which, if not held, would adversely affect the financial condition, results of operations, business, prospects or operations and/or ownership rights as to the assets and properties of any of the foregoing;

                 (c) There is no legal action or governmental proceeding or investigation pending or, to the best knowledge of the Sellers, threatened against Wedge Holding or Wedge Bank that could prevent or adversely affect or seeks to prohibit the consummation of the transactions contemplated hereby, nor is Wedge Holding or Wedge Bank subject to any order of a court or governmental authority having any such effect;

                 (d)  Neither Wedge Holding nor Wedge Bank is
subject to any cease and desist order, memorandum of understanding or any written agreement issued by, or entered into with, any federal or state governmental or regulatory agency, authority, entity or official having jurisdiction over the banking or other related activities of Wedge Holding or Wedge Bank, including, without limitation, the Federal Reserve Board, the Illinois Commissioner and/or the FDIC; and

                 (e) Wedge Bank is not subject to or, to the best knowledge of the Sellers, reasonably likely to incur a material liability as a result of its ownership, operation, or use of any property (whether directly or, to the best knowledge of the Sellers, as a consequence of such property being part of its investment portfolio, including, without limitation, properties under foreclosure, property held by Wedge Bank in its capacity as a trustee, but excluding property held by such as collateral for the security of any loan due it) (the "Property") (i) that is contaminated by or contains any hazardous waste, toxic substance or related materials, including without limitation, asbestos, PCBs, pesticides, herbicides, and any other substance or waste that is hazardous to human health or the environment (collectively, a

"Toxic Substance"), or (ii) on which any Toxic Substance has been stored, disposed of, placed or used in the construction thereof.
No claim, action, suit or proceeding is pending against Wedge Bank relating to any Property before any court or other governmental authority or arbitration tribunal relating to hazardous substances, pollution, or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting Wedge Bank with respect to the same. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restriction on the business of Wedge Bank which reasonably could be expected to have a material adverse effect on the financial condition, results of operations, business, assets, prospects or operations of Wedge Bank.

          2.17   Labor.  Except as set forth on Schedule 2.17, no
                 -----                          -------------
work stoppage involving Wedge Bank is pending or, to the best knowledge of Sellers, threatened. Wedge Bank is not involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could adversely affect the business of Wedge Bank. Employees of Wedge Bank are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

          2.18   Interests of Certain Persons.  Except as set forth
                 ----------------------------
on Schedule 2.18, to the best knowledge of the Sellers, no officer
   -------------
or director of Wedge Holding or Wedge Bank has any interest in any contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Wedge Bank.

          2.19   Employee Benefit Plans.  Schedule 2.19 lists all
                 ----------------------   -------------
written pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, covering the present or former directors, officers or other employees of Wedge Bank (collectively, "Employee Plans or Policies"). To the best knowledge of the Sellers, all Employee Plans or Policies currently comply and have at all relevant times complied in all respects with all applicable laws, requirements and orders under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), and state law. With respect to each Employee Plan or Policy which is a pension plan (as defined in Section 3(2) of ERISA) (the "Pension Plans"), except as set forth in Schedule 2.19: (a) no Pension Plan is a "multiemployer
         -------------
plan" within the meaning of Section 3(37) of ERISA; (b) each Pension Plan, to the extent necessary and applicable, is "qualified" within the meaning of Section 401(a) of the Code, and each related trust, if any, is exempt from taxation under Section 501(a) of the Code; (c) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule 2.19),
                                                  -------------
exceed the value of the assets of the Pension Plans allocable to such vested or accrued benefits; (d) no Pension Plan or any trust created thereunder, nor, to the best knowledge of the Sellers, any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code, which could subject such plan or trust, or, to the best knowledge of the Sellers, any trustee, fiduciary or administrator thereof, or any party dealing with any such plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975; (e) no Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA; and (f) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA (whether or not waived), since the effective date of ERISA. With respect to each Employee Plan or Policy which provides for health care, neither Wedge Bank nor any of Wedge Bank's other affiliates has or will have any obligation or liability to pay any post-retirement health care costs, except as set forth in Schedule 2.19.
                                                     -------------

          2.20   Conduct of Wedge Holding's and Wedge Bank's
                 -------------------------------------------
Businesses to Date.  Except for entering into this Agreement and
- ------------------
matters related thereto and as disclosed in Schedule 2.20 from and
                                            -------------
after March 31, 1994: (a) Wedge Bank has carried on its business in the ordinary and usual course consistent with past practices, (b) neither Wedge Holding nor Wedge Bank has issued or sold any of its capital stock or any corporate debt securities which would be classified as long-term debt on its balance sheet, (c) neither Wedge Holding nor Wedge Bank has granted any option for the purchase of its capital stock, effected any stock split, or otherwise changed its capitalization, (d) Wedge Bank has not declared, set aside, or paid any dividend or other distribution in respect of its capital stock, or, directly or indirectly, redeemed or otherwise acquired any of its capital stock, (e) Wedge Bank has not incurred any obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged, or subjected to lien, claim, security interest, charge, encumbrance, or restriction any of its assets or properties, (f) Wedge Bank has not discharged or satisfied any lien, mortgage, pledge, claim, security interest, charge, encumbrance, or restriction or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business, (g) Wedge Bank has not sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business, (h) Wedge Bank has not increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy, entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, entered into, terminated, or substantially modified any

Employee Plan or Policy in respect of any of its present or former directors, officers, or other employees, or agreed to do any of the foregoing, (i) Wedge Bank has not suffered any damage, destruction or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition or taking of property by any government or any agency of any government, flood, windstorm, embargo, riot, act of God or the enemy or other similar or dissimilar casualty or event or otherwise, and whether or not covered by insurance, and (j) Wedge Bank has not entered into any transaction, contract, or commitment outside the ordinary course of its business.

          2.21   Registration Statement, etc.  None of the
                 ----------------------------
information regarding Wedge Holding and/or Wedge Bank supplied or to be supplied by either of them for inclusion or included in (a) a Registration Statement on Form S-4 to be filed with the SEC by Mercantile for the purpose of registering the shares of Mercantile Common Stock to be issuable as Acquisition Consideration pursuant to the provisions of this Agreement (the "Registration Statement"),
(b) the Proxy Statement to be mailed to shareholders of Wedge Holding and to shareholders of Wedge Bank in connection with the meetings to be called to consider the approval of the Exchange, the Merger, this Agreement and the Plan of Merger (the "Proxy Statement") and (c) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the special meetings of Wedge Holding's shareholders and of Wedge Bank's shareholders referred to in Section 5.03, be false or misleading with respect to any fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Wedge Holding and/or Wedge Bank is responsible for filing with any regulatory authority in connection with the Acquisition will comply as to form with the provisions of applicable law.

          2.22   Brokers and Finders; Other Liabilities.  Except as
                 --------------------------------------
set forth on Schedule 2.22, neither Wedge Holding nor Wedge Bank
             -------------
nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Wedge Holding and/or Wedge Bank in connection with this Agreement or the Plan of Merger or the transactions contemplated hereby and thereby. Wedge Bank shall be liable in respect of all reasonable fees and expenses of counsel and accountants for Wedge Bank.

                           ARTICLE III
                           -----------

    REPRESENTATIONS AND WARRANTIES OF THE MERCANTILE ENTITIES

          As an inducement to the Sellers to enter into and perform their respective obligations under this Agreement, and notwithstanding any examinations, inspections, audits or other investigations made by the Sellers, the Mercantile Entities hereby jointly and severally represent and warrant to the Sellers as to the following matters:

          3.01   Organization and Authority.  Mercantile and
                 --------------------------
Mercantile Illinois are each corporations duly organized, validly existing and in good standing under the laws of the State of Missouri, each is duly qualified to do business and each is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and each has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Mercantile and Mercantile Illinois are each registered as a bank holding company with the Federal Reserve Board under the BHC Act. Acquisition Bank will, prior to the Closing date, be chartered as an Illinois state bank by the Illinois Commissioner, will be duly organized, validly existing and in good standing under the laws of the State of Illinois, will be duly qualified to do business and will be in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and will have the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Acquisition Bank will be a bank insured by the FDIC under the FDI Act.

          3.02   Authorization.  Mercantile and Mercantile Illinois
                 -------------
each have the corporate power and authority to enter into this Agreement and to carry out their respective obligations thereunder. The execution, delivery and performance of this Agreement by Mercantile and Mercantile Illinois and the consummation of the transactions contemplated thereby have been duly authorized by the Executive Committee of the Board of Directors of Mercantile and the Board of Directors of Mercantile Illinois, and no other approval of the respective Boards or shareholders or any committees thereof is required. Subject to such approvals of governmental agencies and other governing boards having regulatory authority over Mercantile and Mercantile Illinois as may be required by statute or regulation, this Agreement is valid and binding obligations of Mercantile and Mercantile Illinois, enforceable against each in accordance with their respective terms.

                 Neither the execution, delivery and performance by Mercantile or Mercantile Illinois of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Mercantile or Mercantile Illinois with any of the provisions hereof, will (a) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Mercantile or Mercantile Illinois under any of the terms, conditions or provisions of (i) their respective Articles of Incorporation or By-laws or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Mercantile or Mercantile Illinois is a party or by which it may be bound, or to which Mercantile or Mercantile Illinois or any of its properties or assets may be subject, or (b) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of the Mercantile Entities, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Mercantile or Mercantile Illinois or any of its properties or assets.

                 Other than in connection with or in compliance with the provisions of the Illinois Banking Act, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act, or any required approvals of the FDIC or the Illinois Commissioner, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Mercantile, Mercantile Illinois and Acquisition Bank of the transactions contemplated by this Agreement and the Plan of Merger.

          3.03   Capitalization of Mercantile.  The authorized
                 ----------------------------
capital stock of Mercantile consists of (a) 100,000,000 shares of Mercantile Common Stock, of which, as of May 31, 1994, 43,066,486 shares were issued and outstanding and (b) 5,000,000 shares of preferred stock, no par value, issuable in series, none of which were issued and outstanding. A series of 1,000,000 shares of preferred stock have been designated as Series A Junior Participating Preferred Stock and are reserved for issuance upon exercise of Mercantile's preferred share purchase rights (the "Rights") issued pursuant to a Rights Agreement, dated May 23, 1988 (the "Rights Agreement"), between Mercantile and Mercantile Bank of St. Louis National Association, as Rights Agent. As of May 31, 1994, Mercantile had reserved (i) 4,611,470 shares of Mercantile Common Stock for issuance under various employee stock option and incentive plans ("Mercantile Employee Stock Options") and (ii) 460,172 shares of Mercantile Common Stock for issuance upon conversion of the 8% Subordinated Capital Convertible Notes due 1995, of Mercantile (the "Convertible Notes"). From May 31, 1994 through the date of this Agreement, no shares of Mercantile Common Stock have been issued excluding any such shares which may have been issued upon exercise of the Mercantile Employee Stock Options or the Convertible Notes.

                 Mercantile continually evaluates possible
acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate, the acquisition by Mercantile of another bank, bank holding company or other company (or the assets and/or liabilities thereof) for consideration that may include equity securities. In addition, prior to the Effective Time, Mercantile may, depending on market conditions and other factors, otherwise determine to issue equity, equity-linked or other securities for financing purposes. Except in connection with any such acquisition transaction and except as set forth in this Section 3.03 or in Schedule 3.03 attached hereto,
                                     -------------
and except pursuant to the Rights Agreement, there are no other shares of capital stock or other equity securities of Mercantile outstanding and no other outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of Mercantile, or contracts, commitments, understandings or arrangements by which Mercantile is or may become bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. All of the issued and outstanding shares of Mercantile Common Stock are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive right of any shareholder of Mercantile. At the Effective Time, the Mercantile Common Stock issued pursuant to this Agreement will be duly authorized, validly issued and in compliance with all applicable federal and state securities laws, fully paid and nonassessable and not subject to preemptive rights.

          3.04   Mercantile Financial Statements.  The supplemental
                 -------------------------------
audited consolidated balance sheets of Mercantile and its subsidiaries (hereinafter sometimes referred to collectively as "Mercantile Subsidiaries") as of December 31, 1993, 1992 and 1991 and related supplemental audited consolidated statements of income, changes in shareholders' equity and cash flows for the three years ended December 31, 1993, together with the notes thereto, certified by KPMG Peat Marwick and incorporated by reference in Mercantile's Annual Report on Form 10-K for the year ended December 31, 1993 and the unaudited consolidated balance sheets of Mercantile and the Mercantile Subsidiaries as of March 31, 1994 and 1993 and related unaudited consolidated statements of income, cash flows and shareholders' equity for the three months ended March 31, 1994 and 1993 included in Mercantile's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, both as filed with the SEC (collectively, the "Mercantile Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and present fairly the consolidated financial position of Mercantile and the Mercantile Subsidiaries at the dates and the consolidated results of operations and cash flows of Mercantile and the Mercantile Subsidiaries for the periods stated therein.

          3.05   Reports.  Since January 1, 1991, Mercantile and
                 -------
each of the Mercantile Subsidiaries have filed all reports, registrations and statements, together with any required amendments thereto, that they were required to file with (i) the SEC, including, but not limited to, Annual Report on Form 10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the Office of the Comptroller of the Currency (the "OCC"), and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Mercantile Reports." As of their respective dates, the Mercantile Reports complied with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the OCC and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.06   Material Adverse Change.  Except as set forth in
                 -----------------------
Schedule 3.06, since  March 31, 1994, there has been no material
- -------------
adverse change in the financial condition, results of operations or prospects of Mercantile and the Mercantile Subsidiaries taken as a whole, other than changes in banking laws or regulations, or interpretations thereof, or other conditions that affect the banking industry generally, or changes in the general level of interest rates.

          3.07   Registration Statement, Proxy Statement etc.  None
                 --------------------------------------------
of the information regarding Mercantile and the Mercantile Subsidiaries supplied or to be supplied by Mercantile for inclusion or included in (a) the Registration Statement, (b) the Proxy Statement, or (c) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, to the best knowledge of the Mercantile Entities be false or misleading with respect to any fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the special meetings of shareholders of Wedge Holding and Wedge Bank referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for either such meeting. All documents which the Mercantile Entities are responsible for filing with the SEC and any regulatory authority in connection with the Acquisition will comply as to form in all respects with the provisions of applicable law.

          3.08   Brokers and Finders.  Neither Mercantile,
                 -------------------
Mercantile Illinois nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Mercantile or Mercantile Illinois in connection with this Agreement or the transactions contemplated hereby and thereby.

          3.09   Legal Proceedings or Other Adverse Facts.  There
                 ----------------------------------------
is no legal action or governmental proceeding or investigation pending or to the best knowledge of the Mercantile Entities, threatened against Mercantile or Mercantile Illinois that could prevent or adversely affect or seeks to prohibit the consummation of the transactions contemplated hereby, nor is Mercantile or Mercantile Illinois subject to any order of a court or governmental authority having any such effect. Neither Mercantile nor Mercantile Illinois have knowledge of any other fact that could prevent or adversely affect the consummation of the transactions contemplated hereby.


                           ARTICLE IV
                           ----------

        CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

          4.01   Conduct of Businesses Prior to the Effective Time.
                 -------------------------------------------------
During the period from the date of this Agreement to the Effective Time, Wedge Holding and Wedge Bank shall conduct their respective businesses according to the ordinary and usual course consistent with past and current practices and shall use their best efforts to maintain and preserve their respective business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

          4.02   Forbearances of Wedge Holding and Wedge Bank.
                 --------------------------------------------
During the period from the date of this Agreement to the Closing Date, Wedge Holding or Wedge Bank shall not, without the prior written consent of the Mercantile Entities:

                 (a)  declare and/or pay any dividends on its
outstanding shares of capital stock, except that from the date of this Agreement through the Closing Date, the Board of Directors of Wedge Bank shall be entitled to declare a dividend for each quarter in which the Mercantile Board of Directors shall declare a dividend on shares of Mercantile Common Stock that in the aggregate is not in excess of the aggregate quarterly dividend that would have been paid by Mercantile on the shares of Mercantile Common Stock issuable as Acquisition Consideration under this Agreement if the transactions contemplated in this Agreement had been consummated on or before the date of this Agreement, and except that the Board of Directors of Wedge Bank shall be entitled to declare a single dividend equal to $375,000 which Wedge Holding shall use for the repayment of indebtedness;

                 (b) enter into or amend any employment, severance or similar agreements or arrangements with any director or officer of Wedge Bank, or amend, modify or terminate any Employee Plans or Policies of Wedge Bank;

                 (c)  propose or adopt any amendments to the
Articles of Incorporation of Wedge Holding, the Charter of Wedge
Bank or their respective By-laws;

                 (d) issue any shares of capital stock or effect any stock split or otherwise change the capitalization of Wedge
Bank as it existed as of the date hereof;

                 (e) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of capital stock of Wedge Bank;

                 (f) purchase or redeem any shares of the capital stock of either Wedge Holding or Wedge Bank;

                 (g) enter into or increase any loan or credit commitment (including standby letters of credit) to, or invest or agree to invest in any person or entity (i) in an amount in excess of $100,000, without first consulting with the Mercantile Entities, and, in the case of persons or entities to which it has outstanding aggregate credit commitments and loans exceeding $100,000, subject to subparagraph (ii) below, increase or agree to increase the loan or credit commitment to, or invest or agree to invest in, such person or entity by more than twenty-five percent (25%) of such amount, without first consulting with the Mercantile Entities, and
(ii) in an amount in excess of $250,000 without first obtaining the prior written consent of a Mercantile Entity, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, nothing in this paragraph shall prohibit Wedge Bank from honoring any contractual and legally binding obligation in existence on the date of this Agreement;

                 (h) enter into, increase or renew any loan or credit commitment (including standby letters of credit) to any executive officer or director of Wedge Holding or Wedge Bank, any shareholder of Wedge Holding, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing of which is the type or nature sought to be regulated in 12 U.S.C. 371c and 12 U.S.C. 371c-1, without first obtaining the prior written consent of a Mercantile Entity, which consent shall not be unreasonably withheld. For purposes of this subsection (h), "control shall have the meaning associated with that term under 12 U.S.C. 371c;

                 (i) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other action which would make any of the representations and warranties in Article II of this Agreement untrue or incorrect in any respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act;

                 (j) take any action (i) that would (1) adversely affect or delay the ability to obtain any necessary approvals of any regulatory authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (2) prevent or impede the transactions contemplated hereby from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of
Section 368 of the Code, or (ii) that is not in the ordinary course of business consistent with past practice; or

                 (k) directly or indirectly, including through its officers, directors, employees or other representatives (i) initiate, solicit or encourage any discussions, inquiries or proposals with any party (other than the Mercantile Entities) relating to the disposition of any significant portion of the business or assets of Wedge Bank, or the acquisition of the capital stock (or rights or options exercisable for, or securities convertible or exchangeable into, capital stock) of Wedge Holding or Wedge Bank, or the merger of Wedge Holding or Wedge Bank with any person (each such transaction being referred to herein as an "Acquisition Transaction") which, in any such event, is not expressly subject to this Agreement, or (ii) authorize, recommend, propose or announce an intention to authorize, recommend, propose, or enter into an agreement or an agreement in principle with respect to any Acquisition Transaction. Wedge Holding or Wedge Bank shall promptly notify the Mercantile Entities orally of all the relevant details relating to all inquiries, indications of interest and proposals which Wedge Holding or Wedge Bank may receive with respect to any Acquisition Transaction.

          4.03   Forbearances of the Mercantile Entities.  During
                 ---------------------------------------
the period from the date of this Agreement to the Closing Date, the Mercantile Entities shall not, without the prior consent of the Sellers, agree in writing or otherwise to engage in any activity, enter into any transaction or take or omit to take any other action which would make any of the representations and warranties of
Article III of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action.


                            ARTICLE V
                            ---------

                      ADDITIONAL AGREEMENTS

          5.01   Access and Information; Due Diligence.
                 -------------------------------------

                 (a) Wedge Holding and Wedge Bank shall afford to Mercantile Entities, and to the Mercantile Entities' accountants, counsel and other representatives, full access during normal business hours, during the period prior to the Closing Date, to all its properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the Mercantile Entities (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities or banking laws and
(ii) all other information concerning its business, properties and personnel as the Mercantile Entities may reasonably request. In the event of the termination of this Agreement the Mercantile Entities shall, and shall cause its advisors and representatives to, (1) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party which is not otherwise public knowledge, (2) return to Wedge Holding and Wedge Bank all documents (including copies thereof) obtained hereunder from Wedge Holding and Wedge Bank and (3) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation hereof to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

                 (b) Mercantile, promptly following the date of this Agreement, shall commence its review of Wedge Holding and Wedge Bank and its operations, business affairs, prospects and financial conditions, including, without limitation, those matters which are the subject of Wedge Holding's and Wedge Bank's representations and warranties (the "Mercantile Due Diligence Review"). Mercantile shall conclude such review by not later than twenty-five (25) business days after the date of this Agreement (the "Mercantile Due Diligence Period"), but the pendency of such Mercantile Due Diligence Review shall not delay Mercantile's obligation pursuant to Section 5.02 of this Agreement to file a Registration Statement with the SEC and all other necessary applications and filings with the appropriate federal and state regulatory agencies. Mercantile shall advise Wedge Holding and Wedge Bank of any situation, event, circumstance or other matter which first came to the attention of Mercantile during the Mercantile Due Diligence Review which could result in the termination of this Agreement by Mercantile pursuant to Section 7.01(d) hereof, or, if applicable, of the absence of any situation, event, circumstance or other matter, it being the intention of Mercantile to provide notice to Wedge Holding and Wedge Bank, as promptly as possible, of any perceived impediment to the consummation of the Merger. Notwithstanding anything hereinabove contained or implied to the contrary, the Mercantile Due Diligence Review shall not limit, restrict or preclude, or be construed to limit, restrict or preclude, Mercantile, at any time or from time to time thereafter, from conducting further such reviews or from exercising any rights available to it hereunder as a result of the existence or occurrence prior to the Mercantile Due Diligence Period of any event or condition which was not detected in the Mercantile Due Diligence Review by Mercantile and which would constitute a breach of any representation, warranty or agreement of Wedge Holding or Wedge Bank under this Agreement.

          5.02   Registration Statement; Regulatory Matters.
                 ------------------------------------------

                 (a) Mercantile shall prepare and file with the SEC as soon as is reasonably practicable after the date of this Agreement, but in any event within sixty (60) days after the date of this Agreement, the Registration Statement with respect to the shares of Mercantile Common Stock issuable as Acquisition Consideration and shall use its best efforts to cause the Registration Statement to become effective. Mercantile shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares, and Wedge Holding and Wedge Bank shall furnish Mercantile all information concerning Wedge Holding and Wedge Bank as Mercantile may reasonably request in connection with any such action.

                 (b) Each of the parties hereto shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as is reasonably practicable after the date of this Agreement, including, without limitation, in any event, Mercantile filing the necessary applications with the Federal Reserve Board, the FDIC and the Illinois Commissioner within sixty
(60) days after the date of this Agreement.

          5.03   Shareholder Approvals.  Wedge Holding shall call
                 ---------------------
a special meeting of its shareholders to be held as soon as is reasonably possible for the purpose of voting upon the Exchange and this Agreement and related matters. Wedge Bank shall call a special meeting of its shareholders to be held as soon as is reasonably possible for the purpose of voting upon the Merger, this Agreement and the Plan of Merger and related matters. In connection with such meetings, Wedge Holding and Wedge Bank shall aid Mercantile in the preparation and filing of the Proxy Statement (which shall be a part of the Registration Statement to be filed with the SEC by Mercantile) and mail it to their respective shareholders. The respective Boards of Directors of Wedge Holding and of Wedge Bank shall submit and recommend for approval of their respective shareholders the matters to be voted upon at such meetings. The Boards of Directors of Wedge Holding and Wedge Bank will use their respective best efforts to obtain the votes and approvals of their respective shareholders necessary for the approval and adoption of the matter contemplated hereby. Wedge Holding agrees to vote all shares of Wedge Bank Common Stock that it owns beneficially and of record for the approval of the Merger, this Agreement and the Plan of Merger at the special meeting of shareholders of Wedge Bank.

          5.04   Current Information.  During the period from the
                 -------------------
date of this Agreement to the Closing Date, each party will promptly furnish all other parties with copies of all monthly and other interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party. Each party shall promptly notify the other parties of the following events immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the affected party with respect thereto: (a) the occurrence of any event which could cause any representation or warranty of such party or any schedule, statement, report, notice, certificate or other writing furnished by such party to be untrue or misleading in any respect; (b) any change in its business, financial condition, results of operations or prospects; (c) the issuance or commencement of any governmental and/or regulatory agency complaint, investigation or hearing or any communications indicating that the same may be contemplated and, as to any such matter which shall now or hereafter be in effect, any communications pertaining thereto; or (d) the institution or the threat of litigation involving such party.

          5.05   Agreements of Affiliates.  The Sellers shall
                 ------------------------
deliver to Mercantile a letter identifying all persons whom the Sellers believe to be, at the time of the special meetings of the shareholders of the Sellers' "affiliates" of the Sellers for purposes of Rule 145 under the Securities Act and for pooling-of-interests accounting treatment. The Sellers shall use their best efforts to cause each person who is identified as an "affiliate" in the letter referred to above to deliver to Mercantile prior to the Effective Time a written agreement in substantially the form set forth as Appendix B to this Agreement providing that each such
         ----------
person will agree not to sell, pledge, transfer or otherwise dispose of the shares of Mercantile Common Stock to be received by such person in the Acquisition during the period designated in such letter and thereafter in compliance with the applicable provisions of the Securities Act. Prior to the Closing Date, the Sellers shall amend and supplement such letter and use its best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as provided in this Section 5.05.

          5.06   Expenses.  Each party hereto shall bear its own
                 --------
expenses incident to preparing, entering into and carrying out this Agreement and the Plan of Merger and consummating the Acquisition, except that Mercantile Illinois shall pay all printing expenses and filing fees incurred in connection with this Agreement, the Registration Statement and the Proxy Statement.

          5.07   Miscellaneous Agreements and Consents.  Subject to
                 -------------------------------------
the terms and conditions herein provided, each of the parties hereto agrees to use their respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger as expeditiously as possible, including, without limitation, using their respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated thereby. The Sellers and the Mercantile Entities shall use their best efforts to obtain consents of all third parties and governmental bodies necessary or, in the opinion of any of the foregoing, desirable for the consummation of the transactions contemplated by this Agreement and the Plan of Merger.

          5.08   Press Releases.  The Sellers and the Mercantile
                 --------------
Entities shall consult with each other as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

          5.09   Indemnification of Wedge Bank's Directors,
                 ------------------------------------------
Officers and Employees.  Mercantile agrees that the Merger shall
- ----------------------
not affect or diminish any of Wedge Bank's duties and obligations of indemnification existing at the Effective Time of Merger in favor of employees, agents, directors or officers of Wedge Bank arising by virtue of its Charter or By-laws in the form in effect at the date hereof or arising by operation of law or arising by virtue of any contract, resolution, or other agreement or document existing at the date hereof, and such duties and obligations shall continue in full force and effect for so long as they would otherwise survive and continue in full force and effect. Mercantile represents that the directors and officers liability insurance policy maintained by it does provide for "prior acts" coverage for directors and officers of entities acquired by it.

          5.10   Employee Benefit Plans.  The Employee Benefit
                 ----------------------
Plans of Wedge Bank shall not be terminated by reason of the Acquisition but shall continue thereafter as plans of the entity surviving by reason of the Acquisition until such time as such employees are integrated into the Mercantile employee benefit plans available to other employees of the Mercantile Subsidiaries, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the Acquisition. Mercantile shall take such steps as are necessary or required to integrate employees of Wedge Bank in the Mercantile employee benefit plans available to other employees of Mercantile Subsidiaries, as soon as practicable after the Acquisition.

          5.11   Taxes of Wedge Holding.  Any liability in respect
                 ----------------------
of any consolidated, combined or unitary tax imposed upon Sellers (including any federal income tax liability shown to be due on the final return of Wedge Holding) (i) with respect to a taxable period ending on or before the Closing Date or (ii) with respect to a taxable period beginning on or before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period up to and including the Closing Date, shall be allocated between Wedge Holding and Wedge Bank pursuant to (or in accordance with the principles of) Income Tax Regulation
Section 1.1552-1(a)(1); any such liability (i) with respect to a taxable period beginning after the Closing Date or (ii) with respect to a period that begins on or before the Closing Date and ends thereafter, but only with respect to the portion of such period after the Closing Date, shall be allocated to Wedge Holding. Any refund in respect of any taxable period beginning on or before the Closing Date shall be allocated between Wedge Bank and Wedge
Holding proportionately in accordance with the allocation of the tax liability for such period under the preceding sentence. Wedge Holding, with the assistance and review of the Mercantile Entities, shall prepare and timely file all tax declarations, information returns, returns, and statements required to be filed by it after the Closing Date.


                           ARTICLE VI
                           ----------

                           CONDITIONS

          6.01   Conditions to Each Party's Obligation To Effect
                 -----------------------------------------------
the Acquisition. The respective obligations of each party to effect
- ---------------
the Acquisition shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

                 (a)  The approval of the Exchange and this
Agreement shall have received the requisite vote of shareholders of Wedge Holding at the special meeting of shareholders called pursuant to Section 5.03 hereof.

                 (b) The approval of the Merger, this Agreement and the Plan of Merger shall have received the requisite vote of shareholders of Wedge Bank at the special meeting of shareholders called pursuant to Section 5.03 hereof.

                 (c) This Agreement and the Plan of Merger and the transactions contemplated thereby shall have been approved by the FDIC, the Illinois Commissioner and any other federal and/or state regulatory agencies whose approval is required for consummation of the transactions contemplated hereby.

                 (d) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

                 (e)  Neither Wedge Holding, Wedge Bank,
Mercantile, Mercantile Illinois nor Acquisition Bank shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Acquisition.

                 (f) The Mercantile Entitles and Wedge Holding shall have taken all such actions as are necessary to effect the Exchange simultaneously with the Merger.

          6.02   Conditions to Obligations of the Sellers.  The
                 ----------------------------------------
obligations of the Sellers to effect the Acquisition shall be subject to the fulfillment or waiver at or prior to the Effective
Time of the following additional conditions:

                 (a)  Representations and Warranties.  The
                      ------------------------------
representations and warranties of the Mercantile Entities set forth in Article III hereof shall be true and correct in all material respects, except such as are not of a magnitude as to be materially adverse to the business, financial condition, results of operations or prospects of Mercantile and its subsidiaries, taken as a whole, as of the date of this Agreement and as of the Closing Date, (as though made on and as of the Closing Date except (i) to the extent such representations and warranties are by its express provisions made as of a specified date, and (ii) for the effect of transactions contemplated by this Agreement) and the Sellers shall have received a signed certificate which is to the best knowledge of the Vice Chairman of Mercantile, signing on behalf of the Mercantile Entities, and is to that effect.

                 (b)  Performance of Obligations.  The Mercantile
                      --------------------------
Entities shall have performed in all material respects all obligations required to be performed by each under this Agreement prior to the Effective Time, and the Sellers shall have received a signed certificate which is to the knowledge of the Vice Chairman of Mercantile and is to that effect.

                 (c)  Permits, Authorizations, etc.  The Mercantile
                      -----------------------------
Entities shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Acquisition.

                 (d)  No Material Adverse Change.  Since the date
                      --------------------------
of this Agreement, there shall have been no material adverse change in the business, financial condition, results of operations or prospects of Mercantile and its subsidiaries, taken as a whole.

                 (e)  Opinion of Counsel.  Mercantile shall have
                      ------------------
delivered to the Sellers an opinion of counsel to Mercantile dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Appendix C to this Agreement.
                                    ----------

                 (f)  Tax Opinion.  The Sellers shall have
                      -----------
delivered to Mercantile an opinion of counsel to the Sellers dated as of the Closing Date or a mutually agreeable earlier date reasonably satisfactory in form and substance to the Sellers to the effect that the Acquisition will constitute a reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by Wedge Holding or the shareholders of Wedge Holding or Wedge Bank to the extent that each received shares of Mercantile Common Stock solely in exchange for shares of Wedge Bank Common Stock in the Acquisition or Wedge Holding Common Stock in the Liquidation based upon the certificates set forth as Appendix
                                                         --------
D to this Agreement.
- -

          6.03   Conditions to Obligations of the Mercantile
                 -------------------------------------------
Entities.  The obligations of the Mercantile Entities to effect the
- --------
Acquisition shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                 (a)  Representations and Warranties.  The
                      ------------------------------
representations and warranties of the Sellers set forth in Article II hereof shall be true and correct in all material respects, except such as are not of a magnitude as to be materially adverse to the business, financial condition, results of operations or prospects of Wedge Bank, as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date except (i) to the extent such representations and warranties are by their express provisions made as of a specific date and (ii) for the effect of transactions contemplated by this Agreement) and Mercantile shall have received a signed certificate which is to the best knowledge of the and the Chairman and Chief Executive Officer and President of each of Wedge Holding and Wedge Bank, signing on behalf of Wedge Holding and Wedge Bank, and is to that effect.

                 (b)  Performance of Obligations.  The Sellers
                      --------------------------
shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Closing Date, and Mercantile shall have received a signed certificate which is to the knowledge of the Chairman and the Chief Executive Officer and President of each of Wedge Holding and Wedge Bank, signing on behalf of Wedge Holding and Wedge Bank, and is to that effect.

                 (c)  Permits, Authorizations, etc.  The Sellers
                      -----------------------------
shall have obtained any and all material consents or waivers from other parties to loan agreements, leases or other contracts material to the Wedge Bank's businesses required for the consummation of the Acquisition, and the Sellers shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Acquisition.

                 (d)  No Material Adverse Change.  Since the date
                      --------------------------
of this Agreement, there shall have been no material adverse change in the business, financial condition, results of operations or prospects of Wedge Bank.

                 (e)  Election of Dissenting Shareholders.  Unless
                      -----------------------------------
otherwise waived by the Mercantile Entities in their sole discretion, the combined number of shares of Wedge Holding Common Stock and Wedge Bank Common Stock as to which written demand for the fair value of their shares pursuant applicable law has been delivered to Wedge Holding or Wedge Bank, as the case may be, by the holders thereof prior to the taking of the votes on the Acquisition shall not exceed eight percent (8%) of the total direct or indirect equity interests of Wedge Bank Common Stock outstanding at the time when such votes are taken.

                 (f)  Accounting Treatment.  The Mercantile
                      --------------------
Entities shall be satisfied that the Acquisition, in form and substance, will qualify for pooling-of-interests accounting treatment.

                 (g)  Opinion of Counsel.  The Sellers shall have
                      ------------------
delivered to Mercantile an opinion of counsel to the Sellers dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Appendix E to this Agreement.
                                    ----------

                 (h)  Delivery of Certificates.  Wedge Holding
                      ------------------------
shall have delivered to the Exchange Agent the certificates evidencing shares of Wedge Bank Common Stock owned beneficially or of record by Wedge Holding, and such other documentation as shall be reasonably required by Mercantile or the Exchange Agent to effect the Exchange.

                 (i)  Delivery of Terms of Engagement Letters.
                      ---------------------------------------
Each of Melvin G. Hall and Robert Lynn Hall shall have delivered to Mercantile letters as to the terms of their respective engagements by Mercantile in substantially the form set forth as Appendix F and
                                                     ----------
Appendix G to this Agreement, respectively.
- ----------


                           ARTICLE VII
                           -----------

                TERMINATION, AMENDMENT AND WAIVER

          7.01   Termination.  This Agreement may be terminated at
                 -----------
any time prior to the Closing Date, whether before or after approval by the shareholders of Wedge Holding and Wedge Bank:

                 (a) by mutual consent by the Executive Committee of the Board of Directors of Mercantile and the Board of Directors of each other party hereto; or

                 (b) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of each other party hereto at any time after March 31, 1995 if the Acquisition shall not theretofore have been consummated; or

                 (c) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of each other party hereto if the Federal Reserve Board, the FDIC, the Illinois Commissioner or any other federal and/or state regulatory agency whose approval is required for the consummation of the Acquisition shall have denied approval of such transaction; or

                 (d) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of Mercantile Illinois, at any time prior to the completion of the Mercantile Due Diligence Period, in the event any situation, event, circumstance or other matter shall come to the attention of Mercantile during the course of the Mercantile Due Diligence Review conducted pursuant to Section 5.01(b) hereof which Mercantile shall, in a good faith exercise of its reasonable discretion, determine to be of type or nature which is of such a magnitude as to be materially adverse to the business, financial condition, results of operations or prospects of Wedge Bank and is not capable of being expeditiously or effectively resolved or remedied in a manner acceptable to Mercantile; or

                 (e) by the Executive Committee of the Board of Directors of Mercantile or the Boards of Directors of Mercantile Illinois, on the one hand or by the Boards of Directors of Wedge Holding and Wedge Bank, on the other hand, in the event of a breach by the other of any representation, warranty or agreement contained in this Agreement, which breach is of such a magnitude as to be materially adverse to the business, financial condition, results of operations or prospects of the breaching party and its subsidiaries taken as a whole and is not cured after 45 days' written notice thereof is given to the party committing such breach or waived by such other party(ies).

          7.02   Effect of Termination.  In the event of
                 ---------------------
termination of this Agreement as provided in Section 7.01 above, this Agreement shall forthwith become void and without further effect and there shall be no liability on the part of any party hereto or the respective officers and directors of each, except as set forth in the second sentence of Section 5.01 and in Sections
5.06 and 8.02, and, except that no termination of this Agreement pursuant to subsection (e) of Section 7.01 shall relieve the non-performing party of any liability to any other party hereto arising from the intentional, deliberate and willful non-performance of any covenant herein, after the giving of notice and the opportunity to cure.

          7.03   Amendment.  This Agreement and the Appendices and
                 ---------
Schedules hereto may be amended by the parties hereto, by action taken by or on behalf of the respective Executive Committees of the Board of Directors or the respective Boards of Directors, at any time before or after approval of this Agreement by the shareholders of Wedge Holding and Wedge Bank; provided, however, that after any such approval no such modification shall alter the amount or change the form of the Acquisition Consideration contemplated by this Agreement to be received by Wedge Holding or the other shareholders of Wedge Bank or alter or change any of the terms of this Agreement if such alteration or change would adversely affect the shareholders of Wedge Bank. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          7.04   Waiver.  Any term, condition or provision of this
                 ------
Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

                          ARTICLE VIII
                          ------------

                       GENERAL PROVISIONS

          8.01   Non-Survival of Representations; Warranties and
                 -----------------------------------------------
Agreements. No investigation by the parties hereto made heretofore
- ----------
or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 8.01, all representations, warranties and agreements in this Agreement of the Mercantile Entities, the Sellers or in any instrument delivered by the Mercantile Entities or the Sellers pursuant to this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms. In the event of termination of this Agreement in accordance with its terms, the agreements contained in Sections
5.01 (second sentence), 5.06, 7.02 and 8.02 shall survive such termination.

          8.02   Indemnification.  The Sellers and the Mercantile
                 ---------------
Entities (hereinafter, in such capacity being referred to individually and/or collectively, as the "Indemnifying Party") agree to indemnify and hold harmless each other and their officers, directors and controlling persons (each such other party being hereinafter referred to, individually and/or collectively, as the "Indemnified Party") against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnifying Party may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (a) arise out of any information furnished to the Indemnified Party by the Indemnifying Party or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Proxy Statement, or in any amendment thereof or supplement thereto, and provided for inclusion thereof by the Indemnifying Party, or (b) arise out of or are based upon the omission or alleged omission by the Indemnifying Party to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The obligations of the Indemnifying Party under this Section 8.02 shall survive any termination of this Agreement.

          8.03   No Assignment; Successors and Assigns.  This
                 -------------------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any right or obligation set forth in any provision hereof may be transferred or assigned by any party hereto without the prior written consent of all other parties, and any purported transfer or assignment in violation of this Section 8.03 shall be void and of no effect. There shall not be any third party beneficiaries of any provisions hereof except for Sections 1.08, 5.09, 5.10 and 8.02 which may be enforced against obligated party by the parties therein identified.

          8.04   Severability.  Whenever possible, each provision
                 ------------
of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement.

          8.05   No Implied Waiver.  No failure or delay on the
                 -----------------
part of either party hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          8.06   Headings.  Article, section, subsection and
                 --------
paragraph titles, captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent or meaning of any provision hereof.

          8.07   Entire Agreement.  This Agreement and the
                 ----------------
Appendices and Schedules hereto constitutes the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior negotiations, representations, warranties, commitments, offers, letters of interest or intent, proposal letters, contracts, writings or other agreements or understandings with respect thereto. No waiver, and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by all parties thereto.

                 The parties hereto acknowledge that the Schedules referenced in Article II are not included with this Agreement as of the date of this Agreement. The Sellers shall provide such Schedules to the Mercantile Entities by not later than ten (10) business days from the date of this Agreement for review and consideration. The obligations on the part of the Mercantile Entities under this Agreement are expressly conditioned upon, and subject to, acceptance by the Mercantile Entities not later than the end of the fifth business day after the date of the actual delivery of the Schedules to Mercantile of the form and substance of the Schedules, in each case in the reasonable discretion of the Mercantile Entities.

          8.08   Counterparts.  This Agreement may be executed in
                 ------------
one or more counterparts, and any party to this Agreement may execute and deliver this Agreement by executing and delivering any of such counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          8.09   Notices.  All notices and other communications
                 -------
hereunder shall be in writing and shall be deemed to be duly received (a) on the date given if delivered personally or by cable, telegram or telex or (b) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (i)  if to the Mercantile Entities:

                      Mercantile Bancorporation Inc.
                      Mercantile Tower
                      P.O. Box 524
                      St. Louis, MO 63166-0524

                      Attention:   Ralph W. Babb, Jr.
                                   Vice Chairman

                      Copy to:     Jon W. Bilstrom, Esq.
                                   General Counsel
                                   Mercantile Bancorporation Inc.
                                   Mercantile Tower
                                   P.O. Box 524
                                   St. Louis, MO 63166-0524

                 (ii) if to the Sellers:

                      Wedge Bank
                      620 E. Broadway
                      Box 2393
                      Alton, Illinois 62002-9007

                      Attention:   Melvin G. Hall
                                   Chairman and Chief Executive
                                   Officer
                                   and
                                   Robert Lynn Hall
                                   President

                      Copy to:     Ronald C. Mottaz, Esq.
                                   Thomas, Mottaz, Eastman &
                                     Sherwood
                                   307 Henry Street
                                   P.O. Box 398
                                   Alton, Illinois  62002

          8.10   Governing Law.  This Agreement shall be governed
                 -------------
by and controlled as to validity, enforcement, interpretation, effect and in all other respects by the internal laws of the State of Illinois applicable to contracts made in that state.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be affixed hereto, all as of the date first written above.

                             "MERCANTILE ENTITIES"

                             MERCANTILE BANCORPORATION INC.



                             By: /s/ Ralph W. Babb, Jr.
                                ---------------------------------------
                                Ralph W. Babb, Jr.
                                Vice Chairman


                             MERCANTILE BANCORPORATION OF ILLINOIS
                               INC.



                             By: /s/ Ralph W. Babb, Jr.
                                ---------------------------------------
                                Ralph W. Babb, Jr.
                                Chairman


                             "SELLERS"

                             THE WEDGE HOLDING COMPANY



                             By: /s/ Melvin G. Hall
                                ---------------------------------------
                                Melvin G. Hall
                                Chairman and Chief Executive
                                Officer



                             By: /s/ Robert Lynn Hall
                                ---------------------------------------
                                Robert Lynn Hall
                                President

                             WEDGE BANK



                             By: /s/ Melvin G. Hall
                                ---------------------------------------
                                Melvin G. Hall
                                Chairman and Chief Executive
                                Officer



                             By: /s/ Robert Lynn Hall
                                ---------------------------------------
                                Robert Lynn Hall
                                President ao

                                                           941460039/16